EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We issued our report dated April 26, 2024, with respect to the consolidated financial statements of Perma-Pipe International Holdings, Inc., included in the Annual Report on Form 10-K for the year ended January 31, 2024, which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

Houston, Texas

   September 30, 2024